                                                                    Exhibit 10.4

                                October 31, 2002

Mr. Jay Gardner
KBK Financial, Inc.
2200 City Center II
301 Commerce Street
Fort Worth, Texas  76102

         Re: Account Transfer and Purchase Agreement by and between KBK Financial, Inc., Kitty Hawk, Inc., Kitty Hawk Aircargo, Inc. and Kitty Hawk Cargo, Inc.

Mr. Gardner:

         Kitty Hawk, Inc., Kitty Hawk Aircargo, Inc. and Kitty Hawk Cargo, Inc. (collectively "Reorganized Kitty Hawk" or the "Debtors") warrant, represent and agree as follows:

                  (1) All conditions to the effectiveness of the Debtors' Final Joint Plan of Reorganization (the "Plan") which was approved pursuant to the terms of the Order Confirming Debtors' Final Plan of Reorganization (the "Confirmation Order") on August 5, 2002 by Judge Barbara Houser, Judge of the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Court") (in connection with the bankruptcy matter styled In Re: Kitty Hawk, Inc., et al.) jointly administered under Case Number 400-42141-BJH-) including, but not limited to the following have occurred, have been satisfied or met:

                           (a) The Confirmation Order has been signed by the Court and duly entered on the docket for the Reorganization Cases by the clerk of the Court in form and substance acceptable to the Debtors;

                           (b) The Confirmation Order has become an Effective Confirmation Order and has not been stayed, modified, reversed or amended;

                           (c) The Debtors have received $30.9 million from USPS on the TforC Claim;

                           (d) The Debtors have executed the Aircraft Use Agreement;

                           (e) The Debtors have available resources, including any working capital financing, to fund the Reorganized Debtors' obligations under the Plan and to meet its ongoing business needs.

                  (2) Substantially all Collateral, as that term is defined in the Account Transfer and Purchase Agreement (the "Purchase Agreement") by and between KBK Financial, Inc. ("KBK") and Reorganized Kitty Hawk, is located in Texas and Indiana.

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Mr. Jay Gardner
October 31, 2002
Page 2

------------

                  (3) Within one business day after receipt, Reorganized Kitty Hawk shall provide KBK with a copy of all pleadings, motions, notices, orders, etc. pertaining to any stay, appeal, modification, reversal and/or amendment of the Confirmation Order and immediate written notice of the occurrence of any event which might reasonably result in the imposition of a stay, or the granting of an appeal, modification, reversal and/or amendment of the Confirmation Order.

                  (4) Reorganized Kitty Hawk shall provide KBK with a written certification each month certifying full compliance with Article 3,
         Section 3.1(g) of the Plan and upon payment of all franchise taxes and related interest and penalties, if any, shall provide KBK with a certificate of good standing from the State of Texas and the State of Delaware.

                  (5) Reorganized Kitty Hawk shall indemnify KBK from and against any and all damages, costs, expenses, attorney's fees, expert fees, losses or judgments incurred by KBK as a result of or arising out of, directly or indirectly, (1) Reorganized Kitty Hawk's failure to comply with all of the terms, conditions and requirements of the Plan and Confirmation Order; and/or (2) the failure of any condition to the effectiveness of the Plan, as set forth in Article 9.1 of the Plan, to have occurred or been satisfied by the date of this letter, including, but not limited to the execution of the Registration Rights Agreement, as referenced in Article 9.1(d) of the Plan.

                  (6) The Effective Date of the Plan has occurred.

                  (7) The Bank Group's liens against Reorganized Kitty Hawk's assets other than the Class 1 Escrow Funds (as defined in the Confirmation Order) have been released and discharged and the Bank Group has executed and delivered to Reorganized Kitty Hawk appropriate lien release documents to release the Bank Group's liens against (and all security interest in) Reorganized Kitty Hawk's assets (except the Class 1 Escrow Funds).

                  (8) Reorganized Kitty Hawk warrants and represents that, to its knowledge, nothing contained in the Purchase Agreement is inconsistent with the Plan, the confirmation Order or the Findings of Fact, Conclusions of Law Regarding Debtors' Final Plan of Reorganization dated August 5, 2002.

                  (9) All representations and warranties and agreements contained herein are hereby incorporated by reference into the Purchase Agreement as if fully set forth therein. The breach of any representation, warranty and/or agreement contained herein shall constitute a material breach of the Purchase Agreement and an event of default thereunder.

         Additionally, Reorganized Kitty Hawk expressly authorizes KBK to sign the




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Mr. Jay Gardner
October 31, 2002
Page 3

------------


Purchase Agreement and agrees that the Purchase Agreement is effective as of the date of this letter.

         Unless otherwise indicated above, all terms contained herein shall have the same meaning as in the Plan. The foregoing representations, warranties and agreements shall be effective as of the date of this letter.

                       KITTY HAWK, INC.,
                       a Delaware corporation

                       By:           /s/ Tilmon J. Reeves
                          -----------------------------------------------------
                       Name:             Tilmon Reeves
                       Title:           Chairman & C.E.O.
                       Date:             Oct. 31, 2002
                            ---------------------------------------------------


                       KITTY HAWK CARGO, INC.,
                       a Delaware corporation

                       By:           /s/ Tilmon J. Reeves
                          -----------------------------------------------------
                       Name:             Tilmon Reeves
                       Title:           Chairman & C.E.O.
                       Date:             Oct. 31, 2002
                            ---------------------------------------------------


                       KITTY HAWK AIRCARGO, INC.,
                       a Texas corporation

                       By:           /s/ Tilmon J. Reeves
                          -----------------------------------------------------
                       Name:             Tilmon Reeves
                       Title:           Chairman & C.E.O.
                       Date:             Oct. 31, 2002
                            ---------------------------------------------------

                     ACCOUNT TRANSFER AND PURCHASE AGREEMENT

This Account Transfer and Purchase Agreement (this "Agreement") is dated this ___ day of August, 2002, and is between KBK Financial, Inc., a Delaware corporation authorized to do business in Texas ("KBK"), and KITTY HAWK, INC., a Delaware corporation, KITTY HAWK CARGO, INC., a Delaware corporation and KITTY HAWK AIRCARGO, INC., a Texas corporation (collectively the "Seller"). This Agreement shall become effective as of the day it is accepted in the State of Texas by KBK as indicated at the end hereof by the date and signature on behalf of KBK.

         WHEREAS, KBK is in the business of purchasing accounts receivable ("accounts"); and

         WHEREAS, Seller desires, from time to time during the term of this Agreement, to sell accounts to KBK; and

         WHEREAS, the parties hereto desire to enter into this Agreement to govern the purchase and sale of accounts;

         NOW THEREFORE, in consideration of the premises, the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Offer of Accounts. At its election from time to time during the term of this Agreement, Seller agrees to offer for sale to KBK certain of its accounts arising out of sales of goods, or services rendered, by Seller, and to sell to KBK on the terms set forth in this Agreement such of the offered accounts as KBK may accept for purchase in the State of Texas. KBK shall have the absolute right in its sole discretion to reject any offered accounts that KBK, in its sole discretion, believes are not collectible, do not meet KBK's collectability criteria, or if KBK deems itself insecure with respect to that particular account, whether or not KBK has previously purchased accounts of any particular account debtor hereunder. This Facility Amount is offered in anticipation of KBK participating with another financial institution. All parties agree that: 1) KBK will use its best efforts to find a participant; 2) KBK will have no obligation to do so; 3) KBK will have no liability in the event an acceptable participant is not found; and 4) all obligations of Seller remain in force regardless of whether or not an acceptable participant is ultimately found. The parties agree that, without the prior consent of KBK, the maximum Gross Amount (as defined below) of accounts that KBK may purchase hereunder at any time, together with the Gross Amount of accounts previously purchased by KBK from Seller hereunder which then remain outstanding, will not exceed Ten Million and 00/100 Dollars ($10,000,000.00) (the "Facility Amount"), if a Participant is obtained. At no time will KBK's individual maximum Gross Amount exceed Five Million and 00/100 Dollars ($5,000,000.00). KBK's consent to purchase accounts in excess of such amount may be evidenced by KBK's acceptance for purchase of such offered accounts.

2. Purchase and Sale of Accounts. Each account purchased by KBK hereunder shall be purchased by KBK without recourse against Seller. All losses incurred by KBK from the financial inability of the applicable account debtor to pay such account over and above any and all Residual Payments (as hereinafter defined) and Reserve (as hereinafter defined) amounts offset shall be borne solely by KBK; provided, however, that nothing in this Agreement shall be construed to relieve Seller from liability for any breach by Seller of any representation, warranty or agreement of Seller contained herein. Notwithstanding any provision in this Agreement to the contrary, it is contemplated by and the intention of the parties hereto that accounts of Seller may be considered and purchased as one account (herein a "batch") and the terms "account" and "accounts" as used herein may also refer to and mean a "batch" or "batches," as the case may be.

         In connection with each offer of accounts to KBK, Seller shall (i) forward electronically to KBK copies of its accounts receivable aging, sales journal and collection journal, and (ii) deliver to KBK a complete certificate in the form of Exhibit 1 attached hereto. Seller shall maintain at its offices a written assignment of all accounts offered to KBK, together with a copy of all invoices relating to such accounts, and evidence of delivery of the related goods or performance of the related services (and, if requested, the original purchase orders, airway bills or contracts from the applicable customers), all in a form satisfactory to KBK, and to make available to KBK all such assignments, invoices and evidence in accordance with Section 12 hereof. In order for an account to be eligible for purchase by KBK, the related invoice must set forth, as the sole address for payment, the following post office box: Kitty Hawk Aircargo, Inc., P.O. Box 971389, Dallas, Texas 75397, Account Number 0100130152; Kitty Hawk Cargo, Inc. and Kitty Hawk, Inc., P.O. Box 971406, Dallas, Texas 75397, Account Number 1559691322 ("Authorized Remittance Address") (or, upon notice from KBK, another post office box of KBK) and, in the case of payments to be effected by wire transfer or other electronic means, the related invoice must set forth, as the sole bank account for such payment, a bank account of KBK (or a third party designated by KBK) designated by KBK from time to time (except in each case as otherwise agreed in writing by KBK). KBK's acceptance for purchase of offered accounts shall be evidenced by KBK's tendering of the Initial Payment (as hereinafter defined) to Seller or otherwise delivering to Seller a schedule of accounts accepted for purchase by KBK. Seller's transference of offered accounts shall not be effective as to any accounts not accepted for purchase by KBK. Seller hereby sells, transfers, assigns and otherwise conveys to KBK (as a sale by Seller and a purchase by KBK, and not as security for any indebtedness or other obligation of Seller to KBK) all right, title and interest of Seller in and to all accounts accepted by KBK for purchase hereunder, together with all related rights (but not obligations) of Seller with respect thereto, including all contract rights, guarantees, letters of credit, liens in favor of Seller, insurance and other agreements and arrangements of whatever character from time to time supporting or securing payment of such accounts and all right, title and interest of Seller in any related goods, including Seller's rights and remedies under Article 2, Part 7 of the applicable Uniform Commercial Code ("UCC"). The foregoing sale, transfer, assignment and conveyance does not constitute and is not intended to result in an assumption by KBK of any obligation of Seller or any other person in connection with the accounts or related rights or under any agreement or instrument relating thereto. Seller agrees to execute and deliver such bills of sale, assignments, letters of credit, notices of assignment, financing statements (including continuation statements) under the applicable UCC and other documents, and make such entries and markings in its books and records, and to take all such other actions (including the negotiation, assignment or transfer of negotiable documents, letters of credit or other instruments) as KBK may request to further evidence or protect the sales and assignments of accounts and related rights to KBK hereunder, as well as KBK's interest in any returned goods referred to in Section 7 hereof.

3. Terms of Accounts. Except as otherwise may be agreed to in writing by KBK from time to time, the terms of sale offered by Seller to its account debtors with respect to all accounts offered to KBK for purchase hereunder shall be NET 30 DAYS. After an account has been purchased by KBK, Seller shall not have the right to vary the terms of sale set forth in the invoice relating to such account, or any other aspect of the account, except in Seller's capacity as agent for KBK for purposes of collection of accounts purchased by KBK as set forth in
         Section 8 hereof, and then only with the prior written consent of KBK.

4. Purchase Price. The purchase price for each account purchased hereunder shall consist of and be paid by the Initial Payment and the Residual Payment. The Initial Payment shall be payable by KBK to Seller on the business day that KBK accepts for purchase the related account, and the Residual Payment shall be payable by KBK to Seller within five business days after KBK receives and deposits the proceeds of collection for the subject account in an amount equal to the Net Amount (as hereinafter defined) of such account (subject to KBK's right to withhold payment of Residual Payments hereunder, and subject to KBK's right to withhold, offset and charge, each as described below).

         "Initial Payment" means eighty-five percent (85%) of the Gross Amount of an account. "Gross Amount" of an account means the gross face amount payable pursuant to the related invoice. "Net Amount" of an account means the Gross Amount of such account, less all permitted discounts, deductions and allowances. "Residual Payment" with respect to an account means the aggregate amount collected with respect to such account, less the sum of (i) the Initial Payment with respect to such account, (ii) the KBK Discounts (as hereinafter defined), (iii) any and all reasonable attorneys' fees and other costs of collection.

5. Fixed and Variable Discounts. "Fixed Discount" means a discount of six-tenths of one percent (0.60%) of the Gross Amount of such account. "Variable Discount" means a discount computed on the Initial Payment and accruing on the basis of actual days elapsed from the date of Initial Payment until and including three business days after KBK receives and deposits the proceeds of collection of such account at a per annum rate equal to KBK's Base Rate (as hereinafter defined) in effect on the date of purchase of such account plus two percent (2.0%) per annum; provided, however, in no event shall the Variable Discount with respect to any account purchased hereunder be less than six and 75/100 percent (6.75%) per annum. "Base Rate" means that per annum variable rate (expressed as a per annum percentage based on a year consisting of 360 days) determined from time to time by KBK without notice to Seller as KBK's Base Rate for purposes of calculating variable discounts under KBK's account transfer agreements. The Fixed Discount and the Variable Discount shall be collectively referred to herein as the "KBK Discounts". The KBK Discounts may be subject to one or more adjustments during the term of this Agreement if a Performance Based Pricing Addendum is attached hereto. If a Performance Based Pricing Addendum is attached hereto, it is then made a part hereof as though fully written herein. In the event the Base Rate hereunder exceeds the "Prime Rate" published in The Wall Street Journal by more than 25 basis points for more than 30 consecutive days, then Seller may terminate this Agreement prior to the end of the Term without being required to pay a Termination Fee.

6. Reserve. In the event that KBK believes Seller has breached any material representation, warranty, covenant or agreement contained herein (including, without limitation, in the event an account purchased by KBK becomes a Disputed Account as hereinafter defined), any account is not paid in full within 90 days from the date of purchase of such account, or KBK deems itself insecure hereunder, KBK may at its election, withhold and accumulate the payment of the Residual Payments ("Reserve") with respect to any or all accounts purchased hereunder to the extent necessary to maintain a Reserve in an amount up to the sum of (a) the total Initial Payments made by KBK with respect to accounts purchased by KBK hereunder which remain uncollected, plus (b) the total of the KBK Discounts with respect to such accounts and (c) such other amounts which may become due by Seller to KBK hereunder or under any other agreement. Seller hereby authorizes KBK to offset and charge any and all amounts for which Seller or the Reserve may be obligated to pay to KBK pursuant to the terms of this Agreement against the Reserve, and at KBK's election, against any funds of Seller in the possession or control of KBK, from whatever source. However, if, on any business day that KBK regularly makes a payment to Seller for accounts purchased, none of the foregoing conditions exists and no other breach of this Agreement by Seller exists, then KBK shall distribute to Seller the Residual Payments then due and all funds it then has on hand that it has collected from accounts that KBK has not then purchased.

7. Certain Security. For the purpose of securing KBK (a) in the payment of any and all sums of money that may become due and owing KBK from Seller by reason of this Agreement,
         (b) in the performance by Seller of Seller's obligations hereunder, and under any other agreement, contract, document, note or other instrument in favor of KBK or its assignees and (c) in the performance of all the obligations of all Affiliates (as hereinafter defined) under each Affiliate's agreements, contracts, documents, notes or other instruments in favor of KBK or its assigns, Seller hereby grants to KBK a security interest in (i) all of Seller's present and future inventory, equipment (with the exception of Seller's aircraft and aircraft engines, which are expressly excluded from the Collateral (as defined below), and in which KBK shall have no security interest), accounts, account and contract rights, proceeds of inventory, contracts, drafts, acceptances, documents, instruments, chattel paper, deposit accounts, general intangibles and all products and proceeds therefrom, including all returned or repossessed goods, as well as all books and records pertaining to all of the foregoing, (ii) all amounts due as Residual Payments or withheld by KBK as the Reserve pursuant to
         Section 6 hereof and (iii) all money and other funds of Seller now or hereafter in the possession, custody or control of KBK, from whatever source (the "Collateral"). The term "Affiliate" shall mean with respect to any person or entity in question, any other person or entity owned or controlled by, or which owns or controls or is under common control or is otherwise affiliated with such person or entity in question. Seller agrees to execute and deliver such financing statements under the applicable UCC and other documents, and make such entries and markings in its books and records and to take all such other actions, as KBK may request to further evidence, perfect, preserve or protect the security interest granted to KBK hereunder.
         KBK shall have all rights and remedies in respect of the lien and security interest herein granted as are provided in this Agreement, the UCC and other applicable law, including the right at any time, KBK deems itself insecure before an event of default by Seller or after any default by Seller of any of its obligations hereunder, to notify account debtors and obligors on instruments to make payment to KBK (or its designee) and to take control of proceeds to which KBK is entitled, and to apply proceeds to (in addition to other obligations of Seller to KBK) the reasonable attorneys' fees and legal expenses incurred by KBK in connection with the disposition of collateral or the other exercise of rights and remedies by KBK. In the event that KBK has not obtained a qualified Participant (as contemplated by Section 1 above) with an additional commitment in the amount of at least Five Million and 00/100 Dollars ($5,000,000.00) by October 31, 2002, upon Seller's written request, KBK will release its security interest in Seller's contracts with and accounts receivable owed by the United States Postal Service as long as KBK does not deem itself insecure at that time and/or Seller is not in default under the terms of this Agreement or any other agreement executed by Seller in connection herewith.

         Seller hereby authorizes KBK to file in any jurisdiction KBK may deem appropriate, without the signature of Seller, one or more financing statements, and all amendments and continuations with respect thereto, relating to the Collateral and hereby ratifies, confirms and consents to any such filings made by KBK prior to the date hereof. Seller further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction KBK may deem appropriate.

         Seller herein acknowledges and warrants to KBK that it has received and will receive, direct and indirect benefits by and from granting this security interest to KBK to secure the obligations of any Affiliate to KBK.

         In the event a security interest has heretofore been granted and given to KBK by Seller in a prior agreement(s) or document(s) to secure certain obligations, then, in such event, and notwithstanding anything in this Agreement to the contrary, including Section 23 hereof, the lien and security interest herein granted and given to KBK is in renewal and extension, and not in extinguishment of, all such prior liens and security interests and are valid and subsisting liens and security interests to secure all prior, existing and new obligations of Seller to KBK hereunder and under any such prior agreements, which obligations are likewise herein renewed and extended, in any manner, including any action required in connection with or by virtue of the United States Bankruptcy Code (the "Bankruptcy Code").

8. Servicing. KBK hereby appoints Seller as servicing agent for KBK ("Servicer") for the purpose of expediting the payment of accounts purchased by KBK hereunder which become past due. Servicer agrees to maintain an active, on-going and regular dialogue with each Account Debtor. Servicer further agrees to utilize all powers, influences and rights and take every action within its control in accordance with its customary practices and applicable law to expedite the collection of the accounts purchased by KBK which become past due and direct such payments in specie exclusively to the Authorized Remittance Address. Seller will furnish to KBK, upon request, any and all papers, documents and records in its possession or control related to accounts purchased by KBK hereunder, or related to Seller's business relationship with the respective account debtors, and agrees to cooperate fully with KBK in all matters related to collection of accounts purchased by KBK hereunder. KBK reserves the right to terminate such servicing relationship at any time with or without cause and without notice to Servicer; provided, however, KBK will provide Servicer with written notice of such termination within 10 days after the termination.

         Seller authorizes KBK to forward directly to account debtors statements or invoices on accounts purchased by KBK hereunder, and to request payment at such address or to such bank account as may be designated by KBK. Seller agrees that, if any payment is made to Seller on any account purchased by KBK from Seller hereunder, Seller
         (i) will hold such payment in trust for KBK, (ii) will not commingle such payment with any funds of Seller, and (iii) will deliver such payment to KBK, in the exact form received, by the close of business on the next business day following receipt thereof by Seller. Such payment will be deemed delivered to KBK once such payment is deposited in the lock box at the Authorized Remittance Address. With respect to all accounts purchased by KBK from Seller hereunder, Seller shall direct all account debtors for such accounts to remit all payments pertaining to such accounts directly to the Authorized Remittance Address. If any payment on such accounts is received by Seller (rather than sent to the Authorized Remittance Address), Seller shall give prompt notice thereof to KBK. Without limiting the other rights and remedies of KBK under this Agreement or otherwise, Seller's failure to strictly comply with this Section 8 shall constitute an immediate breach of and default under this Agreement, entitling KBK (in KBK's discretion) to immediately terminate this Agreement. If any goods relating to an account purchased by KBK hereunder shall be returned to or repossessed by Seller, Seller shall give prompt notice thereof to KBK and shall hold such goods in trust for KBK, separate and apart from Seller's own property, and such goods shall be owned solely by KBK and be subject to KBK's direction and control. Seller shall properly store and protect such goods and agrees to cooperate fully with KBK in any subsequent disposition thereof for the benefit of KBK.

         Seller authorizes KBK to collect, sue for and give releases for in the name of Seller or KBK in KBK's sole discretion, all amounts due on accounts sold to KBK hereunder. Seller specifically authorizes KBK to endorse, in the name of Seller, all checks, drafts, trade acceptances or other forms of payment tendered by account debtors in payment of accounts sold to KBK hereunder and made payable to Seller. KBK shall have no liability to Seller for any mistake in the application of any payment received with respect to any account, IT BEING THE SPECIFIC INTENT OF THE PARTIES HERETO THAT KBK SHALL HAVE NO LIABILITY HEREUNDER FOR ITS OWN NEGLIGENCE except for its own gross negligence or willful misconduct. Seller hereby waives notice of nonpayment of any account sold to KBK hereunder as well as any and all other notices with respect to such accounts, demands or presentations for payment, and agrees that KBK may extend or renew from time to time the payment of, or vary or reduce the amount payable under or compromise any of the terms of, any account purchased by KBK, in each case without notice to or the consent of Seller. Seller further authorizes KBK (or its designee) to open and remove the contents of any post office box of Seller or KBK (or its designee) which KBK believes contains mail relating to accounts, and in connection therewith or otherwise, to receive and, open mail addressed to Seller which KBK believes may relate to accounts, and in order to further assure receipt by KBK (or its designee) of mail relating to such accounts, to notify other parties including customers and postal authorities to change the address for delivery of such mail addressed to Seller to such address as KBK may designate. KBK agrees to use reasonable measures to preserve the contents of any such mail which does or does not relate to accounts purchased hereunder and to deliver same to Seller (or, at the election of KBK, if Seller ceases operations, to notify Seller of the address where Seller may take possession of such contents; provided, if Seller does not take possession of such contents within 30 days after notice from KBK to take possession thereof, KBK may dispose of such contents without any liability to Seller). Seller hereby irrevocably appoints KBK (and any employee, agent or other person designated by KBK, any of whom may act without joinder of the others) as Seller's attorneys-in-fact and agents, in Seller's name, place and stead, to take all actions, execute and deliver all notices, negotiate such instruments and other documents, as may be necessary or advisable to permit KBK (or its designee) to take any and all of the actions described in this paragraph or to carry out the purpose and intent thereof, as fully and for all intents and purposes as Seller could itself do, and hereby ratifies and confirms all that said attorneys-in-fact and agents may do or cause to be done by virtue hereof. This power of attorney is irrevocable and deemed coupled with an interest for so long as there are any outstanding obligations under this Agreement.

9. Representations and Warranties of Seller. Seller hereby represents and warrants to KBK with respect to each account offered by Seller to KBK hereunder that (i) Seller is the sole owner of such account, which account is free and clear of any liens, claims, equities or encumbrances whatsoever, and upon each purchase by KBK of such account, KBK will own such account free and clear of any liens, claims, equities or encumbrances whatsoever and the consideration received by Seller from KBK for such account is fair and adequate,
         (ii) Seller is the sole obligee under such account, and has full power and is duly authorized to sell, assign and transfer such account to KBK hereunder, and the date of sale of such account is not more than 30 days after the date of the original invoice relating to such account, (iii) Seller has no knowledge of any fact which would lead it to expect that, at the date of sale of such account to KBK , such account will not be paid in the full stated amount when due, (iv) such account arises out of a bona fide sale of conforming goods or the bona fide rendition of services by Seller, and all underlying goods have been delivered to the account debtor, or all underlying services have been rendered by Seller, in complete fulfillment of all of the terms and conditions of a fully executed, delivered and unexpired contract with the account debtor, and the account debtor has accepted the goods or services to which the account relates, (v) such account is denominated and payable only in United States dollars and constitutes the legal, valid and binding payment obligation of the account debtor, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally), (vi) such account is current and not past due as of the date of purchase by KBK, has not been paid by or on behalf of the account debtor in whole or in part, and to Seller's knowledge is not and will not be subject to any dispute, rescission, set-off, recoupment, defense or claim by the account debtor, whether relating to price, quality, quantity, workmanship, delay in delivery, set off, counterclaim or otherwise, and the account debtor has not and will not claim any defense of any kind or character (other than bankruptcy or insolvency arising after the date of sale of such account to KBK hereunder) against payment of such account, and (vii) as of the date of purchase by KBK of such account, the account debtor with respect to such account is located (within the meaning of Section 9-307 of the applicable UCC) and has its principal executive offices within the nited States. Seller further represents and warrants to KBK that (a) the execution, delivery and performance of this Agreement by Seller have been duly authorized and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally), (b) Seller is not a debtor in any bankruptcy proceedings, insolvent, undergoing composition or adjustment of debts or unable to make payment of its obligations when due and no petition in bankruptcy has been filed by or against Seller or any Affiliate, nor has Seller or any Affiliate filed any petition seeking an adjustment of its debts or for any other relief under the Bankruptcy Code, and no application for appointment of a receiver or trustee for all or a substantial part of the property of Seller or any Affiliate is pending, nor has Seller or any Affiliate made any assignment for the benefit of creditors, (c) Seller is not in default of any debt or obligation to KBK, any other lender or other creditor, (d) Seller's principal place of business, chief executive office, the location where all records concerning its books of account and contract rights are kept, and (except any additional locations listed on Schedule A attached hereto) the sole location of any property subject to the security interest granted herein is its "Address for Notices" set forth on the signature page hereon, and (e) Seller is organized under the laws of the State of Delaware, Delaware and Texas respectively and its charter number(s) or similar organization number(s) in such state(s) are 2445463, 9685346, and 011001872-0 respectively. Seller agrees not to change the location of its principal place of business or chief executive office, the location where its records concerning its books of account or contract rights are kept, or the location of any property subject to the security interest granted herein, without giving at least 15 days advance written notice thereof to KBK pursuant to Section 19 herein. Seller does business under no trade or assumed names except as may be listed on Schedule A attached hereto.

          Each representation and warranty of Seller contained in this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of each sale of accounts to KBK hereunder.

          Seller agrees to indemnify and hold all Indemnified Persons (as hereinafter defined) harmless against any breach by Seller of any representation, warranty or agreement of Seller contained in this Agreement, and against any claims or damages arising out of the manufacture, sale, possession or use of, or otherwise relating to, goods, or the performance of services, associated with or relating to accounts or related rights purchased (or with respect to which a security interest is granted) hereunder. The term "Indemnified Persons" shall mean KBK and its officers, directors, shareholders, employees, attorneys, representatives, agents, Affiliates, successors and assigns.

          Seller agrees to notify KBK immediately of any breach by Seller of any material representation, warranty or agreement of Seller contained herein or should any representation, warranty or agreement made herein become untrue or false at any time. Seller further agrees to notify KBK immediately of the assertion by any account debtor of any dispute or other claim (including any defense or offset asserted by any account debtor) with respect to any account sold to KBK hereunder, or with respect to any related goods or services ("Disputed Accounts"). Upon KBK's request, Seller agrees to settle, at its own expense and for the benefit of KBK, all such Disputed Accounts; provided, that any such settlement shall be made only with the prior written consent of KBK. Unless KBK is advised in writing by Seller to the contrary, any account that has not been approved by the account debtor within sixty
          (60) days from the date of the invoice upon which the account is based, shall be deemed to be a Disputed Account. As to any Disputed Account, KBK shall have the right, in its sole discretion, (i) to settle at the expense of Seller (including all attorneys' fees and expenses of KBK) and for the benefit of KBK any such dispute or claim upon such terms as KBK may in its sole discretion deem advisable or
          (ii) to assign the related account to Seller, without recourse to KBK , and charge any unpaid balance with respect thereto (up to the amount of the Initial Payment with respect thereto and KBK's Discounts through the date of such charge with respect thereto) against the Reserve or deduct such unpaid balance from any Initial Payments or against any money or other funds of Seller in the possession, custody or control of KBK, from whatever source. Seller agrees that, in lieu of KBK charging any such unpaid balance against the Reserve, Initial Payments or against such other funds, KBK may require Seller to pay (and Seller hereby agrees to pay) to KBK on demand any such unpaid balance. An account with respect to which the account debtor has asserted an Insolvency Claim is not a Disputed Account. As used herein, "Insolvency Claim" means any defense or other claim by an account debtor with respect to an account sold to KBK hereunder arising solely out of the bankruptcy or insolvency of the account debtor or the financial inability of the account debtor to pay, if Seller has not breached its representation contained in clause (vi) of the first paragraph of this Section. Notwithstanding anything herein to the contrary, KBK shall have the right to charge all accounts not paid because of an Insolvency Claim against the Reserve and such charge shall have priority over and be paid before any Disputed Account charge.

          Seller covenants and agrees that at the end of each fiscal month during the effectiveness of this Agreement, the Seller's Dilution shall not exceed three percent (3.0%). As used herein, the term "Dilution" means for any period of time the percentage obtained by dividing (a) the aggregate amount of credit memos, discounts and other downward adjustments to the original invoiced price of inventory sold or services rendered by Seller during such period, by (b) gross sales for such period, all as determined by KBK.

10. Financial Statements. Seller represents and warrants that all financial and other information provided by Seller to KBK in connection with or in Seller's application to KBK or to induce KBK to enter into this Agreement is true, complete and correct in all material respects. Seller agrees to furnish to KBK (i) within 90 days after the last day of each fiscal year of Seller, a consolidated statement of income and a consolidated statement of cash flows of Kitty Hawk, Inc. for such fiscal year, and a consolidated balance sheet of Kitty Hawk Inc. as of the last day of such fiscal year, in each case audited by an independent certified public accounting firm acceptable to KBK, together with a copy of any report to management delivered to Kitty Hawk, Inc. by such accountants in connection therewith; (ii) within 90 days after the last day of each fiscal year of Seller, company prepared unaudited statements of income and cash flow for

          Kitty Hawk Cargo, Inc. and Kitty Hawk Aircargo, Inc. for such fiscal year, and balances sheets for Kitty Hawk Cargo, Inc. and Kitty Hawk Aircargo, Inc. as of the last day of such fiscal year; (iii) within 30 days after the last day of each fiscal month of Seller, an unaudited consolidated statement of income and statement of cash flows of Kitty Hawk, Inc. for such fiscal month, and an unaudited consolidated balance sheet of Kitty Hawk, Inc as of the last day of such fiscal month; and (iv) within 30 days after the last day of each fiscal month of Seller, an unaudited consolidated statement of income and statement of cash flows of Kitty Hawk Cargo, Inc. and Kitty Hawk Aircargo, Inc. for such fiscal month, and an unaudited consolidated balance sheet of Kitty Hawk Cargo, Inc and Kitty Hawk Aircargo, Inc. as of the last day of such fiscal month. Seller represents and warrants that each such statement of income and statement of cash flows will fairly present, in all material respects, the results of operations and cash flows of each entity constituting the Seller for the period set forth therein, and that each such balance sheet will fairly present, in all material respects, the financial condition of each entity constituting Seller as of the date set forth therein, all in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise noted in the accompanying auditors' report (or, with respect to unaudited financial statements, in the notes thereto). Seller also agrees to furnish to KBK, upon request, such additional financial and business information concerning Seller and its business as KBK may reasonably request, including copies of its Form 941 returns filed with the Internal Revenue Service and evidence of payment of related taxes. KBK and its agents, representatives and accountants shall have the right, at all times during normal business hours and with 48 hours prior notice to Seller (or no notice if KBK deems itself insecure), to conduct an audit or other examination of the financial and business records of Seller and to examine and make copies of all books and records of Seller for the purpose of assuring or verifying compliance by Seller with the terms of this Agreement, and Seller agrees to cooperate fully with KBK and its agents, representatives and accountants in connection therewith and to timely pay all costs associated with such audits at a rate equal to $750.00 per day, per person, plus out-of-pocket expenses. KBK agrees to limit such audit visits to a monthly basis so long as KBK does not deem itself insecure or no event of default has occurred. Seller agrees to properly reflect the effect of this Agreement, and all sales related thereto, in all financial reports and disclosures, written or otherwise, provided to Seller's creditors and other interested parties. Seller specifically agrees that all accounts purchased by KBK will be excluded from Seller's reported accounts receivable balances. Seller also specifically agrees to immediately notify KBK of any material adverse change in Seller's financial condition or business.

11. Taxes. All taxes and governmental charges of any kind imposed with respect to the sale of goods or the rendering of services relating to accounts purchased by KBK hereunder shall be for the account of, and paid by, Seller.

12. Fees. Seller has paid to KBK a one-time commitment fee (the "Commitment Fee") of Fifty Thousand and No/100 Dollars ($50,000.00). An additional Commitment Fee equal to one percent (1.0%) of the additional commitment amount will be due to KBK from Seller upon securing a qualified Participant acceptable to KBK for fundings over Five Million Dollars with an additional commitment amount equal to or in excess of Two Million and 00/100 Dollars ($2,000,000.00). Seller and KBK acknowledge and agree that the Commitment Fee(s) is intended as reasonable compensation to KBK for making this facility available under the terms of this Agreement and for no other purpose. Additionally, in the event the Facility is terminated and replaced by an alternative working capital facility at KBK, with a Facility Amount equal to current Facility, KBK shall not assess an additional Commitment Fee for the origination of such facility.

          Seller hereby agrees to pay to KBK a termination fee equal to two percent (2.0%) of the Facility Amount (the "Termination Fee") and the payment shall be an obligation of Seller secured under Section 7 hereof. This Termination Fee is payable upon termination of this Agreement by Seller for any reason or upon termination by KBK at its election for the reasons set forth in the second sentence of Section 13 below. However, if this Agreement is so terminated after the expiration of one (1) year from the date of KBK's execution hereof, but before the expiration of two (2) years from such date, one-half of the Termination Fee shall be waived. If the Agreement is terminated more than two (2) years after the date of KBK's execution hereof, all of the Termination Fee shall be waived. Notwithstanding the foregoing, KBK will waive the Termination Fee after the expiration of six (6) months from the date of KBK's execution hereof if KBK is unable to secure a participant with an additional commitment amount of at least Two Million and 00/100 Dollars (in addition to KBK's commitment of Five Million and 00/100 Dollars ($5,000,000.00)) for fundings greater than Five Million and 00/100 Dollars ($5,000,000.00).

13. Termination. This Agreement may be terminated by either party hereto by delivery of written notice of termination of this Agreement to the other party specifying the date of termination, which date shall be at least 30 days after the date such notice is given. KBK may, at its election, terminate this Agreement immediately and without the requirement of notice to Seller if (i) Seller shall fail to perform any of its obligations hereunder or shall breach any of its representations and warranties hereunder, (ii) Seller or any of its Affiliates shall become insolvent or suspend all or a substantial part of its or their business, (iii) a petition under the Bankruptcy Code or any other insolvency or debtor statute shall be filed by or against Seller or any Affiliate or any receivership proceedings with respect thereto shall commence, (iv) any guarantee of any of Seller's obligations hereunder shall be terminated or become impaired, (v) an event of default occurs under any other agreement now or hereafter executed between Seller and KBK, or (vi) KBK otherwise determines that it is insecure hereunder.

          Termination of this Agreement shall not affect the rights and obligations of the parties hereunder with respect to transactions occurring on or prior to the date of such termination, and this Agreement shall continue to govern the rights and obligations of the parties hereto with respect to accounts purchased by

         KBK from Seller on or prior to the date of such termination. All security interests granted or contemplated by this Agreement shall survive the termination of this Agreement until all amounts payable to KBK with respect to transactions occurring on or prior to the date of termination have been paid to KBK, and Seller has performed all its obligations to KBK with respect to such transactions and all obligations under this Agreement including but not limited to payment of any fees owing hereunder. KBK agrees to release all security interests granted or contemplated by this Agreement once Seller's obligations hereunder have been satisfied as determined by KBK.

14.      Notice of Proposed Refinancing. Seller hereby agrees that in the event
         (a) Seller receives a written proposal from any third party to provide financing or factoring ("Proposed Refinancing"), (b) the terms of the Proposed Refinancing are acceptable to Seller, and (c) Seller is considering accepting the Proposed Refinancing from the offeror ("Offeror"), Seller will immediately advise KBK in writing of the identity of the Offeror, and provide a description of the terms of the Proposed Refinancing. Seller agrees not to accept the Proposed Refinancing from the Offeror until at least 5 business days after delivery of the foregoing items to KBK.

15. Attorney's Fees, Litigation Expense. Seller agrees to reimburse KBK upon demand for KBK's attorneys' fees, court costs and other fees and expenses incurred in collecting any sums due or to become due to KBK hereunder, enforcing any of KBK's rights under this Agreement and all actions taken by KBK that it deems necessary or desirable under the Bankruptcy Code or should any provisions of the Bankruptcy Code be applicable to any rights or obligations of any party to this Agreement, as well as all appearances, motions and actions to which KBK may be or become a party in any bankruptcy case of Seller. Any fees or costs incurred by KBK relating to the bankruptcy of an account debtor will be charged to the Reserve account.

16. Governing Law; Venue; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS. THIS AGREEMENT IS PERFORMABLE BY THE PARTIES IN TARRANT COUNTY, TEXAS. SELLER AND KBK EACH AGREE THAT TARRANT COUNTY, TEXAS SHALL BE THE EXCLUSIVE VENUE FOR LITIGATION OF ANY DISPUTE OR CLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT, AND THAT SUCH COUNTY IS A CONVENIENT FORUM IN WHICH TO DECIDE ANY SUCH DISPUTE OR CLAIM. SELLER AND KBK EACH CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TARRANT COUNTY, TEXAS FOR THE LITIGATION OF ANY SUCH DISPUTE OR CLAIM. SELLER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

17. Waiver of Jury Trial. SELLER AND KBK EACH HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH.

18. Amendments; Waivers. This Agreement may be amended only in writing signed by the parties hereto. No failure on the part of KBK to exercise, and no delay by KBK in exercising, and no course of dealing by KBK with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder by KBK preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies of KBK hereunder are cumulative and not exclusive of any remedies provided by law.

19. Notices. All notices and other communications provided for herein shall be given or made in writing and telecopied or delivered by courier or by certified mail, return receipt requested, to the intended recipient at the "Address for Notices" specified opposite its name on the signature page hereto, or at such other address or telecopy number as shall be designated by a party to the other party in the manner specified in this Section. All such notices and other communications shall be deemed to have been duly given when transmitted by telecopier (with receipt thereof confirmed by telecopier) or personally delivered or, in the case of a mailed notice, upon deposit in the United States Postal System postage prepaid and properly addressed, in each case given or addressed as aforesaid.

20. Indemnification. Seller agrees to indemnify, defend and hold the Indemnified Persons harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys' fees and amounts paid in settlement) owing to any third party to which any Indemnified Person may become subject arising out of or based upon this Agreement as well as any prior relationship of Seller with any Indemnified Person, WHETHER BY ALLEGED OR ACTUAL NEGLIGENCE OF ANY INDEMNIFIED PERSON, except and to the extent caused by the gross negligence or willful misconduct of any Indemnified Person.

21. Waiver and Release. Seller and KBK, by their execution of this Agreement, do hereby covenant, warrant and represent that (i) neither of them is in default and no default exists under any prior agreements or transactions with the other party hereto , (ii) Seller and KBK each releases, relinquishes and waives any and all defenses to the enforceability of any prior agreements or transactions with the other party hereto in connection therewith to which Seller or KBK may have otherwise been entitled as of the date hereof, (iii) Seller and KBK each relinquishes, waives and releases the other party hereto from any and all claims known or unknown which Seller or KBK may or might have against the other party hereto arising directly or indirectly out of or from any prior agreements or transactions between Seller and KBK,
          (iv) the benefit received and to be received by Seller and KBK as a result of this Agreement shall and does constitute sufficient and valuable consideration to Seller and KBK for entering into and performing their respective obligations under this Agreement, (v) the execution, delivery and performance by Seller and KBK of this Agreement and the consummation of the transaction contemplated thereby are (a) not prohibited by any indenture, contract or agreement, law or corporate or partnership documents, including, but not limited to the Bylaws and Articles of Incorporation or Certificate of Incorporation, as the case may be, if Seller is a corporation, or Seller's partnership agreement, if Seller is a partnership, (b) duly authorized by appropriate action of Seller and KBK, and (c) legally valid and binding obligations of Seller and KBK and will continue to be such and enforceable according to their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally), (vi) that this Agreement will be executed and delivered by properly authorized officers of Seller and KBK, (vii) KBK has no obligation to continue the prior agreements or enter into this Agreement except for the considerations herein expressed, and (viii) the representations and warranties set forth herein will survive the execution and delivery of this Agreement.

22. Captions; Final Agreement; Counterparts; Successors and Assigns. Captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement. This Agreement represents the final agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings, oral or written, related to such subject matter. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopy also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. This Agreement may not be assigned by Seller without the prior written consent of KBK. This Agreement may be assigned by KBK, and any accounts purchased by KBK hereunder, together with all rights and interests related thereto granted to KBK hereunder, may be assigned by KBK, all without notice to or the consent of Seller. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

23. Effectiveness of Agreement. This Agreement shall become effective only upon acceptance by KBK at its offices in Fort Worth, Tarrant County, Texas as evidenced by KBK's signature hereon.

24. True Sales. Seller and KBK acknowledge and agree that the sale of accounts contemplated and covered hereby are fully intended by the parties hereto as true sales governed by the provisions of Section
          306.103 of the Texas Finance Code and Section 9.109(e) of the Texas Business and Commerce Code, as each may be amended from time to time, and, accordingly, legal and equitable title in all of Seller's accounts sold to and purchased by KBK from time to time hereunder will pass to KBK.

IN WITNESS WHEREOF, the parties hereto, heretofore duly authorized, have executed this Agreement as of the date first set forth above.

Address for Notices:                         SELLER:
1515 w. 20/th/ Street                        KITTY HAWK, INC.,
P.O. BOX 612787                              a Delaware corporation
DFW AIRPORT, TX
75261
Telecopy No.:  (972) 456-2449                By: /s/ TILMON J. REEVES
                                                --------------------------------
                                                Name: Tilmon Reeves
                                                Title: Chairman & C.E.O.

1515 W. 20/th/ Street                          KITTY HAWK CARGO, INC.,
P.O. BOX 612787                              a Delaware corporation
DFW AIRPORT, TX
75261
Telecopy No.:  (972) 456-2449                By: /s/ TILMON J. REEVES
                                                --------------------------------
                                                Name: Tilmon Reeves
                                                Title: Chairman & C.E.O.

1515 W. 20/th/ Street                          KITTY HAWK AIRCARGO, INC.,
P.O. BOX 612787                              a Texas corporation
DFW AIRPORT, TX
75261
Telecopy No.:  (972) 456-2449                By: /s/ TILMON J. REEVES
                                                --------------------------------
                                                Name: Tilmon Reeves
                                                Title: Chairman & C.E.O.

Address for Notices:                         KBK FINANCIAL, INC.:
301 COMMERCE STREET
2200 CITY CENTER                             By:    /s/ MARY E. HILTON
FORT WORTH, TEXAS  76102                           -----------------------------
Telecopy No.:  (817) 258-6114                Name:      Mary E. Hilton
                                                   -----------------------------
                                             Title:     Asst. Vice President
                                                   -----------------------------
                                             Date:         10/31/02
                                                   -----------------------------

                                   SCHEDULE A
                                       TO
                     ACCOUNT TRANSFER AND PURCHASE AGREEMENT
                             Dated August ___, 2002
                                 By and Between
                               KBK FINANCIAL, INC.
                                       AND
                                KITTY HAWK, INC.,
                             KITTY HAWK CARGO, INC.,
                            KITTY HAWK AIRCARGO, INC.

The addresses of any other locations of Collateral referenced in Section 9:

12602 Global Drive
--------------------------------------------
YODER, IN 46798
--------------------------------------------

Any trade or assumed names referenced in Section 9:

None.

                                   EXHIBIT 1

      KITTY HAWK, INC, KITTY HAWK CARGO, INC, and KITTY HAWK AIRCARGO, INC

                              Officer's Certificate

The undersigned hereby certify that they are a duly elected officer of
a         corporation (the "Company"), and are authorized by the Board of
Directors to execute this Certificate on behalf of the Company. This certificate is issued pursuant to Section 2 of the Account Transfer and Purchase Agreement ("Purchase Agreement"), dated as of ______________ between KBK Financial, Inc. ("KBK") and the Company. Terms defined in the Purchase Agreement are used herein as so defined. The undersigned further certify the following:

     1. All invoices ("Offered Accounts") submitted on __________ are offered for sale to KBK by the Seller. True and complete sales journal, collections journal, and accounts receivable aging related to the Offered Accounts have been sent to KBK electronically in accordance with the terms of the Purchase Agreement.

     2. The representations and warranties of Company (Seller) in Section 9 of the Purchase Agreement are true and correct as of the date hereof as to all accounts and specifically as to the accounts submitted electronically to KBK of even date herewith.

     3. Seller further represents and warrants that for all of the accounts electronically submitted:

          (a) such account arises out of a bona fide sale of conforming goods or the bona fide rendition of services by Seller, and all underlying goods have been delivered to the account debtor, or all underlying services have been rendered by Seller, in complete fulfillment of all of the terms and conditions of a fully executed, delivered and unexpired contract with the account debtor, and the account debtor has accepted the goods or services to which the account relates;

          (b) such account is current and not past due as of the date of purchase by KBK, has not been paid by or on behalf of the account debtor in whole or in part, and is not and will not be subject to any dispute, rescission, set-off, recoupment, defense or claim by the account debtor, whether relating to price, quality, quantity, workmanship, delay in delivery, set off, counterclaim or otherwise, and the account debtor has not and will not claim any defense of any kind or character (other than bankruptcy or insolvency arising after the date of sale of such account to KBK hereunder) against payment of such account;

          (c) the accounts are payable according to trade terms disclosed and agreed to by KBK;

          (d)  the accounts remain unpaid when purchased by KBK; and;

     4. The Company has not converted any proceeds of previously purchased accounts.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ____ day of ____________, 20__.

                                            KITTY HAWK, INC., KITTY HAWK CARGO,
                                            INC., and KITTY HAWK AIRCARGO, INC.,


                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________

                                LIMITED GUARANTY

This Limited Guaranty ("Guaranty") is made by the following corporations with mailing addresses as set forth below (referred to herein collectively as the "Guarantors")

       Kitty Hawk, Inc.        Kitty Hawk Cargo, Inc.  Kitty Hawk Aircargo, Inc.
       P.O. Box 612787         P.O. Box 612787         P.O. Box 612787
       DFW Airport, TX  75261  DFW Airport, TX  75261  DFW Airport, TX  75261

to and for the benefit of KBK FINANCIAL, INC. ("KBK"), a Delaware corporation authorized to transact business in Texas.

A. KBK has contemporaneously herewith entered into that certain Account Transfer and Purchase Agreement of even date herewith (such agreement, and all amendments and modifications thereof, collectively, the "Purchase Agreement"), to which reference is made for all purposes, with KITTY HAWK, INC., a Delaware corporation, KITTY HAWK CARGO, INC., a Delaware corporation, KITTY HAWK AIRCARGO, INC., a Texas corporation, (collectively referred to herein as the "Seller"), pursuant to which KBK has purchased or will purchase all right, title and interest in certain accounts receivable of the Seller (the "Accounts"), on those terms and conditions set forth in the Purchase Agreement.

B. KBK is willing to enter into the Purchase Agreement only if the Guarantors execute and deliver this Guaranty to KBK.

NOW, THEREFORE, in consideration of the aforesaid premises and other good and valuable consideration, and for the purpose of inducing KBK to enter into the Purchase Agreement and to purchase accounts receivables from the Seller pursuant to the terms thereof, the sufficiency of which is hereby acknowledged, the Guarantors hereby covenant and agree as follows:

1. The Guarantors hereby unconditionally and irrevocably guarantee the payment in full of any losses incurred by KBK under the Purchase Agreement (collectively the "Obligations") to the extent that such losses are related to or attributable to any of the following limited circumstances only:

         (a) In the event any of the representations and warranties set forth in Section 9 of the Purchase Agreement was not true when made or ceases to be true for any reason.

         (b) In the event that the Seller, any Guarantor, or any other person, without receiving prior written consent from KBK, shall cash, deposit, or retain, any checks, drafts, monies or proceeds of the Accounts purchased by KBK, and the Seller shall fail to immediately tender the entire amount of the same to KBK.

2. KBK shall not be required, as a condition precedent to making a demand upon the Guarantors or to bringing an action against the Guarantors under this Guaranty, to make demand upon, or to institute any action or proceeding, at law or in equity against the Seller or anyone else, or to exhaust its remedies against the Seller, or anyone else, or against any collateral security. All remedies afforded to KBK by reason of this Guaranty are separate and cumulative remedies and it is agreed that not one of such remedies, whether exercised by KBK or not, shall be deemed to be exclusive of any of the other remedies available to KBK and shall not limit or prejudice any other remedy which KBK may have against any party, including the Guarantors.

3. The Guarantors shall remain liable on this Guaranty notwithstanding any change or changes in the terms, covenants or conditions of the Purchase Agreement, or any amendment thereto, hereafter made or granted, or any delay on the part of KBK in exercising its rights hereunder or thereunder, it being the intention hereof that each of the Guarantors shall remain liable as principals until the full amount of the Obligations guaranteed hereby, with interest and any sums which may be due thereon, shall have been fully paid, notwithstanding any act or omission which might otherwise operate as a legal or equitable discharge of the Guarantors.

4.       The Guarantors hereby waive (a) notice of acceptance of this Guaranty;
         (b) presentment and demand for payment of the Obligations or any portion thereof; (c) protest and notice of dishonor or default to the Guarantors or to any other person or party with respect to the Obligations or any portion thereof; (d) all other notices to which the Guarantors might otherwise be entitled; (e) any demand for payment or performance of this Guaranty; and (f) all Guaranty and suretyship defenses or other defenses in the nature thereof (including, without limitation, all rights Guarantor has under, or the requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as may be amended from time to time).

5. Each Guarantor shall promptly furnish to KBK at any time and from time to time such financial statements and other financial information of Guarantor as KBK may require, in form and detail satisfactory to KBK (including, without limitation, annual financial statements within 90 days after the end of each calendar year).

6. This Guaranty shall inure to the benefit of, and may be enforced by KBK, and its respective successors and assigns, and shall be binding upon and enforceable against the Guarantors and their respective heirs, executors, legal representatives, administrators, or successors and assigns thereof. All obligations of the Guarantors hereunder shall be joint and several.

7. The Guarantors agree that in the event this Guaranty is placed in the hands of an attorney for enforcement, the Guarantors will reimburse KBK for all expenses incurred, including reasonable attorneys' fees.

8. This Guaranty cannot be modified or amended except in a writing, duly executed by the Guarantors and KBK.

9. Each Guarantor has received, and will receive, direct and/or indirect benefits by and from the making of this Guaranty and the execution of the Purchase Agreement by KBK.

10. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THIS GUARANTY IS PERFORMABLE IN TARRANT COUNTY, TEXAS. EACH GUARANTOR AGREES THAT TARRANT COUNTY, TEXAS SHALL BE THE EXCLUSIVE VENUE FOR LITIGATION OF ANY DISPUTE OR CLAIM ARISING UNDER OR RELATING TO THIS GUARANTY, AND THAT SUCH COUNTY IS A CONVENIENT FORUM IN WHICH TO DECIDE ANY SUCH DISPUTE OR CLAIM. EACH GUARANTOR CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TARRANT COUNTY, TEXAS FOR THE LITIGATION OF ANY SUCH DISPUTE OR CLAIM. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT EACH GUARANTOR MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH.

12. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the undersigned have executed this Guaranty this ___ day of August, 2002.

GUARANTORS:

KITTY HAWK, INC.                           KITTY HAWK CARGO, INC.

By:    /s/ TILMON J. REEVES                By:    /s/ TILMON J. REEVES
   -------------------------------------      ----------------------------------
Name:  Tilmon Reeves                       Name:    Tilmon Reeves
Title: Chairman & C.E.O.                   Title:   Chairman & CEO
                                                  ------------------------------


KITTY HAWK AIRCARGO, INC.

By:    /s/ TILMON J. REEVES
   -----------------------------------------
Name:    Tilmon Reeves
Title:   Chairman & CEO
      --------------------------------------